Execution Copy

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                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JULY 31, 2003

                                  BY AND AMONG

                         RACAL INSTRUMENTS GROUP LIMITED

                                       AND

                              AEROFLEX INCORPORATED


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



                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1 DEFINITIONS.........................................................2
         SECTION 1.1.  Certain Definitions....................................2
         SECTION 1.2.  Index of Other Defined Terms...........................7

ARTICLE 2 TRANSFER OF ASSETS..................................................8
         SECTION 2.1.  Transfer of Assets.....................................8
         SECTION 2.2.  Excluded Assets.......................................10
         SECTION 2.3.  Assumption of Liabilities.............................11
         SECTION 2.4.  Excluded Liabilities..................................11
         SECTION 2.5.  Assignment of Contracts and Rights....................13
         SECTION 2.6.  Closing...............................................13
         SECTION 2.7.  Total Purchase Price Allocation.......................14


ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...........................14
         SECTION 3.1.  Organization and Qualification........................14
         SECTION 3.2.  Authority Relative to this Agreement..................15
         SECTION 3.3.  Subsidiaries..........................................15
         SECTION 3.4.  Financial Statements..................................15
         SECTION 3.5.  Consents and Approvals; No Violations.................16
         SECTION 3.6.  Litigation............................................16
         SECTION 3.7.  Compliance with Applicable Law........................16
         SECTION 3.8.  Labor Matters.........................................17
         SECTION 3.9.  Intellectual Property and Information Technology......17
         SECTION 3.10. Brokers...............................................18
         SECTION 3.11. Material Contracts....................................18
         SECTION 3.12. Title to Assets and Continued Operation...............20
         SECTION 3.13. Insurance.............................................20
         SECTION 3.14. Inventory and Receivables.............................20
         SECTION 3.15. Equipment.............................................21
         SECTION 3.16. Absence of Changes....................................21
         SECTION 3.17. Product Warranties, Defects and Liabilities...........22
         SECTION 3.18. Affiliate Transactions................................22
         SECTION 3.19. Distributors, Customers and Suppliers.................22
         SECTION 3.20. Illegal Payments......................................23
         SECTION 3.21. Books and Records.....................................23
         SECTION 3.22. Disclosure............................................23

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER............................23
         SECTION 4.1.  Organization..........................................23
         SECTION 4.2.  Authority Relative to this Agreement..................24
         SECTION 4.3.  Consents and Approvals:  No Violations................24
         SECTION 4.4.  Litigation............................................24

                                       (i)

         SECTION 4.5.  Illegal Payments......................................25
         SECTION 4.6.  Brokers...............................................25
         SECTION 4.7.  Disclosure............................................25

ARTICLE 5 COVENANTS..........................................................25
         SECTION 5.1.  Additional Agreements; Reasonable Best Efforts........25
         SECTION 5.2.  Public Announcements..................................25
         SECTION 5.3.  Removal of Transferred Assets.........................26
         SECTION 5.4.  Signage and Labels....................................26
         SECTION 5.5.  Expenses..............................................26
         SECTION 5.6.  Certain Other Covenants...............................26
         SECTION 5.7.  Damages...............................................27

ARTICLE 6 TAX MATTERS........................................................27
         SECTION 6.1.  Taxes.................................................27
         SECTION 6.2.  Cooperation...........................................27
         SECTION 6.3.  Allocation of Taxes...................................27

ARTICLE 7 MISCELLANEOUS......................................................28
         SECTION 7.1.  Entire Agreement; Assignment; Amendments and Waivers..28
         SECTION 7.2.  Validity..............................................28
         SECTION 7.3.  Notices...............................................29
         SECTION 7.4.  Governing Law, Forum Selection, Jurisdiction..........30
         SECTION 7.5.  WAIVER OF JURY TRIAL..................................30
         SECTION 7.6.  Descriptive Headings..................................31
         SECTION 7.7.  Parties in Interest...................................31
         SECTION 7.8.  Personal Liability....................................31
         SECTION 7.9.  Specific Performance..................................31
         SECTION 7.10.  Disclosure Generally.................................31
         SECTION 7.11.  Counterparts.........................................31


SCHEDULE 1                 Knowledge of Seller

SCHEDULE 2                 French Bill of Sale

SCHEDULE 3                 German Bill of Sale

SCHEDULE 4                 Italian Bills of Sale

                                      (ii)

                                TABLE OF CONTENTS

                                       TO

                             EU DISCLOSURE SCHEDULE



Section 3.4(a)             Financial Statements

Section 3.5(a)             Government Filings and Consents

Section 3.7                Compliance with Laws

Section 3.8(a)             Collective Bargaining Agreements

Section 3.8(b)             Employee Notices

Section 3.10               Brokers

Section 3.11               Material Contracts

Section 3.16               Absence of Changes

Section 3.17               Product Warranties

Section 3.18               Affiliate Transactions

Section 3.19(a)            Distributors, Customers and Suppliers

Section 3.19(b)            Exclusive Agreements

                                     (iii)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of July 31, 2003, by and among Racal Instruments Group Limited, a company incorporated in England and Wales with registered number 04279438 ("SELLER") and Aeroflex Incorporated, a Delaware corporation ("BUYER") (each a "PARTY" and together the "PARTIES").

                                    RECITALS

         WHEREAS, Racal France, Racal Germany and Racal Italy (all as defined below and together the "EUROPEAN SELLERS" and "EUROPEAN SELLER" means all or any of them) and RIL are all wholly owned subsidiaries of Seller;

         WHEREAS, the European Sellers are engaged, among other things, in the sale and service of digital wireless test and measurement solutions in Europe
(the "EU WIRELESS SALES BUSINESS") and in the development and manufacture of certain products relating to the defense industry and of certain functional test products (the "DEFENSE BUSINESS");

         WHEREAS, the European Sellers are Affiliates (as defined below) of Racal Instruments Limited, a company incorporated in England with registered number 00501054 ("RIL"), and Racal Instruments Inc., a Delaware corporation ("RII");

         WHEREAS, RIL is engaged in the design, development, manufacture, production and sale of digital wireless test and measurement solutions (the "WIRELESS MANUFACTURING BUSINESS");

         WHEREAS, RII is engaged, among other things, in the sale and service of digital wireless test and measurement solutions in the United States (the "US WIRELESS SALES BUSINESS," and, together with the EU Wireless Sales Business, the "WIRELESS SALES BUSINESS"); WHEREAS, Buyer desires to acquire the Wireless Manufacturing Business and Wireless Sales Business (the "WIRELESS SOLUTIONS GROUP");

         WHEREAS, concurrently with the execution of this Agreement, (i) Buyer, IFR Systems Limited, a company incorporated in England and Wales with registered number 03491978 and a wholly owned subsidiary of Buyer ("ACQUISITION SUB"), and Seller have entered into a Stock Purchase Agreement of even date herewith (the "STOCK PURCHASE AGREEMENT"), pursuant to which Acquisition Sub will purchase from Seller all of the share capital of RIL (the "STOCK SALE") and (ii) Buyer has entered into an Asset Purchase Agreement, of even date herewith, with RII (the "US ASSET PURCHASE AGREEMENT"), pursuant to which Buyer will procure the purchase from RII of substantially all of the assets of the US Wireless Sales Business (the "US ASSET SALE");

         WHEREAS, Buyer has agreed to acquire the Wireless Solutions Group for a total purchase price (the "TOTAL PURCHASE PRICE") consisting of the Stock Purchase Price (as defined in the Stock Purchase Agreement), the US Asset Purchase Price (as defined in the US Asset Purchase Agreement) and the EU Asset Purchase Price (as defined below);

         WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, Buyer, Acquisition Sub, Seller, RII, the European Sellers and RIG Holdings, L.P., a Delaware limited partnership ("RIG LP"), have entered into a Master Indemnification Agreement (the "MASTER INDEMNIFICATION AGREEMENT"), pursuant to which, Buyer and Acquisition Sub, on the one hand, and Seller, RII and the European Sellers on the other hand, have agreed to indemnify each other with respect to certain matters relating to this Agreement, the Local Bills of Sale (as defined below) the Stock Purchase Agreement and the US Asset Purchase Agreement;

         WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, Buyer, IFR Americas, Inc., a Delaware corporation and wholly owned subsidiary of Buyer ("IFR"), the European Buyers (as defined below), RII and the European Sellers shall enter into a Transition Services Agreement (the "TRANSITION SERVICES AGREEMENT"), pursuant to which, on the terms and subject to the conditions set forth therein, following the Closing (as defined below) (a) Buyer, IFR or the relevant European Buyer will provide the European Sellers and RII with certain services provided by the Wireless Sales Business prior to consummation of the transactions contemplated hereby and
(b) the European Sellers and RII will provide Buyer or the relevant European Buyer with certain services provided by the European Sellers and RII to the Wireless Sales Business prior to the consummation of the transactions contemplated hereby; and

         WHEREAS, Seller desires to procure the sale by the European Sellers to the European Buyers of substantially all of the assets of the EU Wireless Sales Business as set out in Section 2.1 below, comprising the French Transferred Assets, the German Transferred Assets and the Italian Transferred Assets (all as defined below) in consideration of Buyer's obligations hereunder, including Buyer's agreement to procure that the European Buyers assume certain of the liabilities of the European Sellers relating to the EU Wireless Sales Business as set out in Section 2.3 below, all on the terms set forth herein.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1. Certain Definitions. The following terms, as used herein, have the following meanings:

         "Aeroflex Italy" means Aeroflex Milan Srl, a company incorporated in Italy and an Affiliate of Buyer.

         "Affiliate" means, in respect of any Person, a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

         "Business Day" means any day that is not a Saturday, Sunday or a day on which the banks in New York, New York are required or permitted to be closed.

         "Closing Balance Sheet" has the meaning ascribed to such term in the Stock Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contracts" means all of the contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, made by or on behalf of a European Seller in the course of carrying on the EU Wireless Sales Business and to which any European Seller is a party and is bound by on the Closing Date.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, accountants, consultants and other agents or independent contractors incurred in investigating, preparing for and defending any thereof.

         "Employee Agreements" means the French Employee Agreements and the German Employee Agreements.

         "Escrow Agent" means The Bank of New York.

         "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, pursuant to which, inter alia, the Buyer and the European Buyers have recourse for their indemnification claims against Seller and the European Sellers under the Master Indemnification Agreement.

         "EU Disclosure Schedule" means the disclosure schedule with respect to this Agreement concurrently delivered by Seller to Buyer.

         "European Buyers" means IFR Germany, IFR France and Aeroflex Italy, and "European Buyer" means all or any of them.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "French Bill of Sale" means the contrat de Cession de fonds de commerce substantially in the form set out in Schedule 2 hereto to be entered into between Racal France (as transferor) and IFR France (as transferee) concurrently with the execution of this Agreement pursuant to which the transfer of the French Transferred Assets shall be effected.

         "French Employee Agreements" means the tripartite agreements by and amongst IFR France, Racal France and the relevant French Employee, all or any of them.

         "French Employees" means Daniel Richebon, Jean-Philippe Ricard and Vincent Gautier, all or any of them.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

         "German Bill of Sale" means the bill of sale substantially in the form set out at Schedule 3 hereto to be entered into between Racal Germany (as transferor) and IFR Germany (as transferee) concurrently with the execution of this Agreement, pursuant to which the transfer of the German Transferred Assets shall be effected.

         "German Employee Agreements" means the tripartite agreements by and amongst IFR Germany, Racal Germany and the relevant German Employee, all or any of them.

         "German Employees" means D. Wierzchowski and/or R. Maier.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "IFR France" means IFR International SA, a societe anonyme incorporated in France, an Affiliate of Buyer.

         "IFR Germany" means IFR GmbH, a company incorporated in Germany, an Affiliate of Buyer.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments and (c) in the nature of guarantees of the obligations described in clauses (a) through (b) above of any other Person.

         "Information Technology" means all computer hardware, software, networks, microprocessors, firmware and other information technology and communications equipment used in the operation of the EU Wireless Sales Business.

         "Intellectual Property" means any patent, patent application (or renewal) and docketed invention, trademark, trade name, trademark or trade name registration or application (or renewal), copyright or copyright registration or application (or renewal) for copyright registration, servicemark, brand mark or brand name or any pending application (or renewal) related thereto, or any trade secret, proprietary know-how, programs or processes or any similar rights relating to the EU Wireless Sales Business, and each license or licensing agreement for any of the foregoing.

         "Italian Bills of Sale" means the Italian Accounts Payable Bill of Sale, the Italian Contracts Bill of Sale and the Italian Receivables Bill of Sale.

         "Italian Accounts Payable Bill of Sale" means the bill of sale substantially in the form set out at Schedule 4A hereto to be entered into between Racal Italy (as transferor) and Aeroflex Italy (as transferee) concurrently with the execution of this Agreement, pursuant to which the transfer of the Assumed Contracts of Racal Italy shall be effected.

         "Italian Contracts Bill of Sale" means the bill of sale substantially in the form set out at Schedule 4B hereto to be entered into between Racal Italy (as transferor) and Aeroflex Italy (as transferee) concurrently with the execution of this Agreement, pursuant to which the assignment of the Assumed Contracts of Racal Italy shall be effected.

         "Italian Receivables Bill of Sale" means the bill of sale substantially in the form set out at Schedule 4C hereto to be entered into between Racal Italy (as transferor) and Aeroflex Italy (as transferee) concurrently with the execution of this Agreement, pursuant to which the transfer of the Accounts Payable of Racal Italy shall be effected.

         "Knowledge of Seller" means the actual (and not constructive or imputed) knowledge of the individuals set forth in Schedule 1 hereto, and shall be deemed to include a representation that such individuals have made all usual and reasonable inquiries and all inquiries that would be reasonable in light of such individuals' knowledge.

         "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

         "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

         "Local Bills of Sale" means the French Bill of Sale, the German Bill of Sale and the Italian Bills of Sale and "Local Bill of Sale" means all or any of them.

         "Local GAAP" means, with respect to each of the European Sellers, generally accepted accounting principles in the country in which such European Seller is incorporated as in effect from time to time and applied consistently throughout the periods involved.

         "Past Practices" means the European Sellers' respective practices with respect to the operation of the EU Wireless Sales Business since November 2, 2001.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Financial Statements in accordance with Local GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and for which adequate reserves are maintained on the Financial Statements in accordance with Local GAAP; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) Liens securing executory obligations under any Lease that constitutes an "operating lease" under Local GAAP.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust, unincorporated organization or other legal entity.

         "Qualified Defense Buyer" shall have the meaning ascribed to such term in the Master Indemnification Agreement.

         "Racal France" means Racal Instruments SAS, a societe par actions simplifiee incorporated in France, and a wholly-owned subsidiary of Seller.

         "Racal Germany" means Racal Instruments GmbH, a company incorporated in Germany, and a wholly-owned subsidiary of Seller.

         "Racal Italy" means Racal Instruments Srl, a company incorporated in Italy, and a wholly-owned subsidiary of Seller.

         "Related Agreements" means the Stock Purchase Agreement, the US Asset Purchase Agreement, the Local Bills of Sale, the Escrow Agreement, the Master Indemnification Agreement, the Transition Services Agreement, the Sublicense Agreement, the Tax Deed (as defined in the Stock Purchase Agreement), the Security Agreements (as defined in the Master Indemnification Agreement) and all other agreements, instruments or documents executed in connection herewith and therewith.

         "SEC" means the Securities and Exchange Commission.

         "Sublicense Agreement" means a Sublicense Agreement between RIG LP and RIL dated June 28, 2003.

         "Sublicensed Names" means the names sublicensed to RIL under the Sublicense Agreement.

         "Subsidiary" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

         "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

         "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Tax.

         "Thales Purchase Agreement" means that certain Sale and Purchase Agreement, dated November 2, 2001, by and among Thales, RIG LP, RIG Merger Sub, Inc. and Seller, pursuant to which Seller and RII acquired the Wireless Manufacturing Business and Wireless Sales Business, respectively.

         SECTION 1.2. Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

DEFINED TERM                                              SECTION
------------                                              -------

"Accounts Payable"                                        2.3(a)
"Accrued Expenses"                                        2.3(d)
"Acquisition Sub"                                         Recitals
"Adjusted European Asset Purchase Price"                  2.7
"Agreement"                                               Preamble
"Assumed Contracts"                                       2.1(d)
"Assumed Liabilities"                                     2.3
"Assumed Warranties"                                      2.3(e)
"Buyer"                                                   Preamble
"Buyer Closing Deliveries"                                2.6(c)(i)
"Buyer Material Adverse Effect"                           4.1
"Closing"                                                 2.6(a)
"Closing Date"                                            2.6(a)
"Confidential Defense Information"                        5.6(a)
"Confidentiality Agreement"                               5.2(c)
"Defense Business"                                        Recitals
"Equipment"                                               2.1(a)
"EU Asset Purchase Price"                                 2.6(b)(iii)
"EU Seller Counterparty"                                  2.3(a)
"EU Wireless Sales Business"                              Recitals
"European Seller Counterparty"                            2.3(a)
"European Sellers"                                        Recitals
"Excluded Assets"                                         2.2
"Excluded Liabilities"                                    2.4
"Financial Statements"                                    3.4(a)
"French Asset Purchase Price"                             2.6(b)(i)
"French Transferred Assets"                               2.1

"German Asset Purchase Price"                             2.6(b)(ii)
"German Transferred Assets"                               2.1
"IFR"                                                     Recitals
"Inventory"                                               2.1(c)
"Italian Asset Purchase Price"                            2.6(b)(iii)
"Italian Transferred Assets"                              2.1
"Master Indemnification Agreement"                        Recitals
"Material Contracts"                                      3.11
"Party"                                                   Preamble
"Post-Closing Tax Period"                                 6.3
"Pre-Closing Tax Period"                                  6.3
"Receivables"                                             2.1(b)
"RIG LP"                                                  Recitals
"RIL"                                                     Recitals
"RII"                                                     Recitals
"Seller"                                                  Preamble
"Seller Closing Deliveries"                               2.6(c)(ii)
"Seller Material Adverse Effect"                          3.1
"Seller Permits"                                          3.7
"Stock Purchase Agreement"                                Recitals
"Stock Sale"                                              Recitals
"Total Purchase Price"                                    Recitals
"Transferred Assets"                                      2.1
"Transition Services Agreement"                           Recitals
"US Asset Sale"                                           Recitals
"US Asset Purchase Agreement"                             Recitals
"US Wireless Sales Business"                              Recitals
"Wireless Manufacturing Business"                         Recitals
"Wireless Sales Business"                                 Recitals
"Wireless Solutions Group"                                Recitals
"WSG Balance Sheet"                                       3.4(a)

                                    ARTICLE 2
                               TRANSFER OF ASSETS

         SECTION 2.1. Transfer of Assets. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees to procure that each of the European Buyers shall purchase, and Seller agrees to procure that each of the European Sellers shall sell, by means of the Local Bills of Sale at Closing, free and clear of all Liens other than Permitted Liens, all the assets, properties, rights, contracts, causes of action, claims and operations of such European Seller described below, wherever located, whether tangible or intangible, real, personal or mixed, that are owned by, leased by or in the possession or control of any of the European Sellers wherever located (such collective assets, properties, rights, contracts, causes of action, claims, operations and businesses to be transferred to the European Buyers by the European Sellers pursuant to the relevant Local Bill of Sale to be referred to as the "FRENCH TRANSFERRED ASSETS," the "GERMAN TRANSFERRED

ASSETS" and "ITALIAN TRANSFERRED ASSETS" as appropriate and, collectively, as the "TRANSFERRED ASSETS"):

         (a) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware, software and software codes and other Information Technology), communications equipment, vehicles, spare and replacement parts and other tangible property (and interests in any of the foregoing) of such European Seller used in the EU Wireless Sales Business and listed or referred to in Schedule 1 of the relevant Local Bill of Sale, other than any Italian Bill of Sale (collectively, the "EQUIPMENT"), together with all warranties and licenses issued to such European Seller in connection with the Equipment, and any claims, credits and rights of recovery with respect to the Equipment;

         (b) all accounts  receivable  and notes  receivable,  together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of such European Seller relating to, or arising in respect of, the EU Wireless Sales Business and listed or referred to in Schedule 2 of the relevant Local Bill of Sale (or, in the case of Racal Italy, Schedule 1 to the Italian Receivables Bill of Sale) or arising after May 31, 2003, in each case, to the extent reflected in the Closing Balance Sheet and any security or collateral therefor, including recoverable advances and deposits (collectively, the "RECEIVABLES");

         (c) all items of inventory owned or maintained by such European Seller for the EU Wireless Sales Business, including all supplies, containers, packaging materials, raw materials, work-in-process, finished goods and samples listed or referred to in Schedule 3 of the relevant Local Bill of Sale, other than any Italian Bill of Sale, or acquired by such European Seller after May 31, 2003, in each case, to the extent reflected in the Closing Balance Sheet (collectively, the "INVENTORY") and any claims, credits and rights of recovery with respect to the Inventory;

         (d) all of the Contracts to which such European Seller is a party (and such European Seller's rights thereunder) relating to the EU Wireless Sales Business and listed in Schedule 4 of the relevant Local Bill of Sale (or, in the case of Racal Italy, Schedule 1 to the Italian Contracts Bill of Sale) (collectively, the "ASSUMED CONTRACTS");

         (e) all prepaid charges and expenses of such European Seller relating to the EU Wireless Sales Business and listed or referred to in Schedule 5 of the relevant Local Bill of Sale, other than any Italian Bill of Sale, or arising after May 31, 2003, in each case, to the extent reflected in the Closing Balance Sheet;

         (f) all rights of such European Seller to insurance proceeds with respect to claims for Damages to the Transferred Assets, unless such proceeds reimburse such European Seller for the previously completed repair or restoration of such Transferred Assets;

         (g) all of such European Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to, or arising in connection with, the EU Wireless Sales Business or the Transferred Assets (other than those relating exclusively to Excluded Liabilities), whether liquidated or unliquidated, fixed or contingent, including without limitation claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to such European Seller for use in the EU Wireless Sales Business or affecting any of the Transferred Assets;

         (h) to the extent available and in the possession or control of Seller or any of its Affiliates, all books, records, files and papers of the EU
Wireless Sales Business, whether in hard copy or computer format, including invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related primarily to the conduct of the EU Wireless Sales Business at any time prior to the Closing;

         (i) to the extent available and in the possession or control of Seller or any of its Affiliates, all lists of and data relating to present, former and prospective customers, distributors and suppliers of the EU Wireless Sales Business to be handed over in printed form and, if and to the extent possible, in electronic format at the Closing;

         (j) all goodwill associated with the EU Wireless Sales Business or the Transferred Assets; and

         (k) to the extent not already specified above, all other assets of such European Sellers of whatever nature exclusively used in or for the purposes of the EU Wireless Sales Business and all rights arising from any of those assets.

         SECTION 2.2. Excluded Assets. Notwithstanding anything herein to the contrary, the European Sellers will retain and not transfer, convey, assign or deliver to the European Buyers, and neither Buyer nor any of European Buyers will acquire any right, title or interest in or to any of the following assets (collectively, the "EXCLUDED ASSETS"):

         (a) all cash and cash equivalents in respect of the EU Wireless Sales Business on hand as of the close of business on the Closing Date;

         (b) all life insurance policies covering officers and other employees of any European Seller and all other insurance policies relating to the operation of the EU Wireless Sales Business;

         (c) all refunds or credits, if any, of Taxes due to any European Seller by reason of its ownership of the Transferred Assets or operation of the EU Wireless Sales Business to the extent attributable to any time or period ending at or prior to the Closing Date;

         (d) all rights (including indemnification) and claims and recoveries under litigation of any European Seller against third parties (other than rights, claims and recoveries acquired by Buyer and/or any European Buyers pursuant to Sections 2.1(a), (d) and (g)), arising out of or relating to events prior to the Closing Date in connection with the Transferred Assets or the EU Wireless Sales Business; and

         (e) Seller's rights under this Agreement and the European Seller's rights under the Local Bills of Sale.

         SECTION 2.3. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees, effective at the time of Closing, to procure that the relevant European Buyer shall assume, perform and discharge the following Liabilities as relevant with respect to the EU Wireless Sales Business and the Transferred Assets (collectively, the "ASSUMED LIABILITIES"):

         (a) all obligations of the European Seller that is the counterparty to such European Buyer ("EUROPEAN SELLER COUNTERPARTY") with respect to accounts payable of the EU Wireless Sales Business (including accounts payable owed to RIL) listed in Schedule 6 of the relevant Local Bill of Sale (or, in the case of Racal Italy, Schedule 1 to the Italian Accounts Payable Bill of Sale) or arising after May 31, 2003, in each case, to the extent reflected in the Closing Balance Sheet ("ACCOUNTS PAYABLE");

         (b) all obligations of its European Seller Counterparty under, or arising out of, the Assumed Contracts under the relevant Local Bill of Sale to the extent accrued on the Closing Balance Sheet or arising after the Closing Date;

         (c) all obligations of its European Seller Counterparty with respect to any capital lease and outstanding at the Closing Date relating to any Transferred Asset listed in Schedule 7 of the relevant Local Bill of Sale, other than any Italian Bill of Sale, or arising after May 31, 2003, in each case, to the extent reflected in the Closing Balance Sheet;

         (d) all obligations of its European Seller Counterparty with respect to accrued expenses of the EU Wireless Sales Business referred to in Schedule 8 of the relevant Local Bill of Sale, other than any Italian Bill of Sale, or arising after May 31, 2003, in each case, to the extent reflected in the Closing Balance Sheet ("ACCRUED EXPENSES");

         (e) all obligations of its European Seller Counterparty with respect to product warranties and service contracts relating to the Assumed Contracts, including without limitation, with respect to replacement of, or refund for, damaged, defective or returned goods and claims of product liability existing on the Closing Date (to the extent reflected in the Closing Balance Sheet) or arising after the Closing Date (collectively, the "ASSUMED WARRANTIES"); and

         (f) all Liabilities of the EU Wireless Sales Business or relating to the Transferred Assets (other than Excluded Liabilities) to the extent resulting from events or conditions occurring, or arising, on or after the Closing Date.

         SECTION 2.4.  Excluded  Liabilities.  Notwithstanding  any provision of
Section 2.3 of this Agreement to the contrary, other than the Assumed Liabilities, neither Buyer nor any European Buyer shall assume, agree to perform or discharge, indemnify any European Seller against, or procure the same or otherwise have any responsibility for any Liabilities of any European Seller, whether fixed or contingent, and whether arising prior to, on or after the Closing Date (the "EXCLUDED LIABILITIES"), including, without limitation, any of the following Liabilities:

         (a) any Indebtedness (other than current accounts payable or accrued expenses with respect to the EU Wireless Sales Business incurred or accrued in the ordinary course of business, but only to the extent that the accrual for such payables and expenses has been properly reflected on the Closing Balance Sheet and other than to the extent arising following the Closing Date under Assumed Contracts);

         (b) any Liability for Taxes relating to the EU Wireless Sales Business or the Transferred Assets attributable to any period prior to the Closing Date including any Liability of any European Seller for such periods for the unpaid taxes of any Person as a transferee or successor, by contract or otherwise;

         (c) any Liability of Seller or any European Seller arising under or relating to the Thales Purchase Agreement;

         (d) any Liability of any European Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of such European Seller (other than pursuant to and to the extent provided under the Master Indemnification Agreement);

         (e) other than the Assumed Warranties, any Liability relating to, or arising out of any product manufactured or sold or services rendered by any European Seller;

         (f) any Liability of any European Seller to any stockholder or Affiliate of such European Seller or such stockholder, other than RIL pursuant to any Assumed Contract or Accounts Payable;

         (g) any Liability pertaining to any European Seller or its business and arising out of or resulting from non-compliance prior to Closing with any Applicable Law;

         (h) any Liability of any European Seller for making payments or providing payments or benefits of any kind to any current or former employees of such European Seller (other than the French Employees or the German Employees to the extent reflected on the Closing Balance Sheet or arising after the Closing
Date) including, without limitation, (A) any Liability in respect of medical and other benefits for existing and future retirees; (B) any Liability in respect of work related employee injuries or workmen's compensation claims; and (C) any payment in respect of taxes, social security contributions or insurance;

         (i) any Liability of any European Seller with respect to any severance obligations required by Applicable Law, contract or otherwise, owed to employees of such European Seller resulting from any termination initiated by such European Seller on or before the Closing Date or in connection with the consummation of the transactions contemplated hereby including without limitation any Liability of any European Seller with respect to any claim of persons currently employed by any European Seller, which relate to or arise out of the transactions contemplated by this Agreement; and

         (j) any Liability, whether presently existing or hereafter arising, which is attributable to an Excluded Asset.

         To the extent, if any, that any Liability might be partly an Assumed Liability and partly an Excluded Liability, the apportionment of such Liability shall be determined pursuant to applicable accounting principles. Nothing set forth in the foregoing sentence shall be deemed to affect, amend, modify, supplement or otherwise change the definitions of Assumed Liabilities and Excluded Liabilities set out in this Agreement.

         SECTION 2.5. Assignment of Contracts and Rights. With respect to any Assumed Contract as to which the terms thereof or Applicable Law require the consent of a third party for the assignment of such Assumed Contract to the relevant European Buyer and such consent has not been obtained on or before the Closing Date:

         (a) promptly after the date hereof, to the extent requested by Buyer or any European Buyer, Seller shall, and will procure that the European Sellers shall, use its and their commercially reasonable best efforts to obtain the written consent of the other parties to any such Assumed Contract for the assignment of such Contract to the relevant European Buyer; and

         (b) Seller shall, and shall procure that the European Sellers shall, cooperate with the Buyer and the European Buyers in an arrangement reasonably satisfactory to Buyer and Seller under which the relevant European Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement and the Local Bills of Sale, including subcontracting, sub-licensing or sub-leasing to the relevant European Buyer, or under which Seller and/or the European Sellers would enforce for the benefit of the relevant European Buyer, with the relevant European Buyer assuming the applicable obligations, any and all claims, rights and benefits of such Seller and/or the relevant European Seller against a third party thereto. Seller will, and will procure that the European Sellers will, promptly pay to Buyer or such European Buyer as the Buyer may direct all monies received by Seller and/or any European Seller under any such Assumed Contract or any claim, right or benefit arising thereunder until the transfer thereof to Buyer pursuant to this Section 2.5.

         SECTION 2.6. Closing.

         (a) The closing (the "CLOSING") of this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, New York, New York, on the date of this Agreement (the "CLOSING DATE"). The closing of each of the Local Bills of Sale shall take place at the location provided for in such Local Bill of Sale.

         (b) On the Closing Date, as consideration for the sale of the Transferred Assets, Buyer, on behalf of the relevant European Buyer, shall pay to Seller, on behalf of each European Seller, the EU Asset Purchase Price (as defined below) to be allocated amongst the European Sellers as follows:

         (i) Racal France the sum of $250,000.00 (the "FRENCH ASSET PURCHASE PRICE");

         (ii) Racal Germany the sum of $250,000.00 (the "GERMAN ASSET PURCHASE PRICE"); and

         (iii) Racal Italy the sum of $100,000.00 (the "ITALIAN ASSET PURCHASE PRICE" and, together with the French Asset Purchase Price and German Asset Purchase Price, the "EU ASSET PURCHASE PRICE"), in each case, by wire transfer to the bank account of Seller referred to in Section 2.2 of the Stock Purchase Agreement in immediately available funds.

         (c) At Closing:

         (i) Buyer shall deliver to Seller the French Bill of Sale, the Italian Bills of Sale, the German Bill of Sale, the French Employee Agreements and the German Employee Agreements ("BUYER CLOSING DELIVERIES") duly executed by the appropriate European Buyer; and

         (ii) Seller shall deliver to Buyer the French Bill of Sale, the Italian Bills of Sale, the German Bill of Sale, the French Employee Agreements and the German Employee Agreements ("SELLER CLOSING DELIVERIES") duly executed by the appropriate European Seller, French Employee or German Employee as the case may be;

provided, however, that no such document shall expand in any way any of Buyer's or a European Buyer's obligations to assume anything other than the Assumed Liabilities.

         SECTION 2.7. Total Purchase Price Allocation.

         (a) For all Tax purposes, each of the EU Asset Purchase Prices increased by the portion of the Assumed Liabilities that is treated as consideration for the Transferred Assets for federal income tax purposes shall be allocated to the Transferred Assets in the manner mutually agreed upon by the parties prior the date hereof, and each party hereto shall adopt and utilize such price allocation for purposes of all Tax Returns filed by them and shall not voluntarily take any position inconsistent with the foregoing in connection with any examination of any Tax Return, any refund claim, any litigation proceeding or otherwise, except that the relevant European Buyer's cost for the relevant European Transferred Assets may differ from the amount so allocated to the extent necessary to reflect the relevant European Buyer's capitalized acquisition costs other than the amount realized by the relevant European Seller. In the event that the price allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of such price allocation.

         (b) Each party agrees to make any timely filing required by Applicable Law.

         (c) To the extent required by Applicable Law, any indemnification payment treated as an adjustment to any of the French Asset Purchase Price, German Asset Purchase Price or Italian Asset Purchase Price of the Transferred Assets under the Master Indemnification Agreement shall be treated as an adjustment to the French Asset Purchase Price, German Asset Purchase Price or Italian Asset Purchase Price, as applicable, paid for the Transferred Assets for tax purposes. Such adjustment shall be reflected as an adjustment to the price allocated to a specific asset, if any, giving rise to the adjustment. If any such adjustment does not relate to a specific asset, such adjustment shall be allocated among the Transferred Assets in accordance with the price allocation method provided in Section 2.7(a) above.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer:

         SECTION 3.1. Organization and Qualification. Each of the European Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all power and authority to own, lease and operate its Transferred Assets and to carry on its portion of the EU Wireless Sales Business as now being conducted. Each of the European Sellers is duly qualified or licensed and in good standing in each jurisdiction where the nature of the activities conducted by such European Seller in connection with the EU Wireless Sales Business or the character of the property or assets owned, leased or operated by it in connection with the EU Wireless Sales Business makes such qualification or licensing necessary, except in jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not have a Seller Material Adverse Effect (as defined below). The term "SELLER MATERIAL ADVERSE EFFECT" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the EU Wireless Sales Business or the Transferred Assets; provided, however, that the foregoing definition excludes the effects of changes that are generally applicable to (i) the industries and markets in which the EU Wireless Sales Business operates, (ii) the European economy or securities markets or (iii) the world economy or international securities markets or result from the outbreak of war, other hostilities or terrorist activities.

         SECTION 3.2. Authority Relative to this Agreement. The execution, delivery and performance by Seller of this Agreement, the execution, delivery and performance by the European Sellers of the relevant Local Bill of Sale, the French Employee Agreements and the German Employee Agreements, and the consummation of the transactions contemplated hereby and thereby, are within the corporate powers of Seller and such European Seller (as the case may be) and have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms. Each Local Bill of Sale has been duly and validly executed and delivered by the relevant European Seller and constitutes a legal, valid and binding agreement of such European Seller in accordance with its terms.

         SECTION 3.3. Subsidiaries. None of the European Sellers has any Subsidiaries. Each European Seller is a wholly owned subsidiary of Seller.

         SECTION 3.4. Financial Statements.

         (a) Copies of (i) the unaudited consolidating balance sheet of the Wireless Solutions Group as of December 31, 2002 (the "WSG BALANCE SHEET") and
(ii) the unaudited consolidating income statements for the Wireless Solutions Group for the year ended December 31, 2002 have been provided to Buyer and are set forth in Section 3.4(a) of the EU Disclosure Schedule (together with the WSG Balance Sheet, the "FINANCIAL STATEMENTS").

         (b) The Financial Statements have been prepared based upon the management accounts of RIL and its Subsidiaries, RII and each of the European Sellers in accordance with their respective normal accounting practices. The Financial Statements, including any notes thereto, are complete, true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to the Financial Statements as set forth in Section 3.4(a) of the EU Disclosure
Schedule) and present fairly, in all material respects, the consolidated and consolidating financial position and results of operations of the Wireless Solutions Group (presented as a consolidated business segment of RIL, RII and the European Sellers) as of the date thereof and for the periods then ended.

         SECTION 3.5. Consents and Approvals; No Violations.

         (a) Except as set forth in Section 3.5(a) of the EU Disclosure Schedule or as may be required under and other applicable requirements of the Exchange Act, state securities or "blue sky" laws, or applicable competition legislation or regulations of any foreign jurisdictions, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery by (x) Seller of this Agreement or (y) any European Seller of the relevant Local Bill of Sale, or the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Seller Material Adverse Effect.

         (b) Neither the execution, delivery and performance of (x) this Agreement by Seller or (y) any European Seller of the relevant Local Bill of Sale, nor (z) the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of such Person, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract relating to the EU Wireless Sales Business or the Transferred Assets to which any European Seller is a party or by which any European Seller or any of the Transferred Assets may be bound or
(iii) violate any Applicable Law binding on or applicable to Seller or any European Seller or any of the Transferred Assets except, in the case of (ii) or
(iii), for violations, breaches or defaults which would not have a Seller Material Adverse Effect or a material adverse effect on the ability of Seller or any European Seller to enter into and perform its respective obligations under this Agreement, any of the Related Agreements or the Local Bills of Sale.

         SECTION 3.6. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened by or against any European Seller with respect to the EU Wireless Sales Business or against any of the Transferred Assets before any Governmental Authority (i) that individually or in the aggregate, could (A) have a Seller Material Adverse
Effect, (B) prevent, hinder or delay the execution and performance of this Agreement or the relevant Local Bill of Sale or the consummation of the transactions contemplated hereby and thereby, (C) result in this Agreement or the relevant Local Bill of Sale being declared unlawful or cause the rescission of any of the transactions contemplated hereby thereby or (D) in which the amount of damages asserted against Seller or any European Seller exceeds $50,000.

         SECTION 3.7.  Compliance  with  Applicable  Law. Except as set forth in
Section  3.7 of the EU  Disclosure  Schedule,  the  European  Sellers  hold  all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of the EU Wireless Sales Business (the "SELLER Permits") in the same manner and extent to which it is currently conducted, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Seller Material Adverse Effect. Except as set forth in Section
3.7 of the EU Disclosure Schedule, since November 2, 2001 and, to the Knowledge of Seller, prior to such date, no European Seller has been charged with or received notice of any violation of any Applicable Law relating to it, or the operation of EU Wireless Sales Business, nor, to the Knowledge of Seller, is there any threatened claim of such violation (including any investigation) or any basis therefor.

         SECTION 3.8. Labor Matters.

         (a) To the Knowledge of Seller, there are no threatened charges, complaints, petitions or written grievances before any Government Authority relating to or predicated upon a violation of Applicable Law regarding employment, employment practices and terms and conditions of employment, including charges of unfair labor practices, unlawful discharge, discrimination, harassment or hostile work environment with respect to any of the employees of the EU Wireless Sales Business, which charges, complaints, petitions or grievances have had or could have, individually or in the aggregate, a Seller Material Adverse Effect, nor to the Knowledge of Seller, is there any basis for any such charges, complaints, petitions or grievances. Except as disclosed in
Section 3.8(a) of the EU Disclosure Schedule, none of the European Sellers is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by such European Seller with respect to the EU Wireless Sales Business. To the Knowledge of Seller, no activities or proceedings of any labor union to organize any employees of the EU Wireless Sales Business have occurred. No strikes, slowdowns, work stoppages, lockouts have occurred since November 2, 2001 or, to the Knowledge of Seller, prior to such date, nor, to the Knowledge of Seller, have any threats thereof by or with respect to any employees of the EU Wireless Sales Business occurred.

                (b) Except as described in Section 3.8(b) of the EU Disclosure Schedule no key employee, or group of employees or any executive of the EU Wireless Sales Business (A) has given written notice of his or her intention to resign prior to the Closing Date or within 12 months after the Closing Date or, to the Knowledge of Seller, is intending to do so; or (B) would become entitled to any rights (including as to compensation) as a result of the entry into, or the consummation of the transactions contemplated by this Agreement or the Local Bills of Sale.

         SECTION 3.9. Intellectual Property and Information Technology.

         (a) Other than with respect to the European Sellers' use of the Sublicensed Names (as defined in the Stock Purchase Agreement), none of the European Sellers owns or possesses any license or other rights for the use of any Intellectual Property in connection with the EU Wireless Sales Business.

         (b) To the Knowledge of Seller, the conduct of the EU Wireless Sales Business as now conducted does not infringe any valid Intellectual Property of others.

         (c) All  Information  Technology  used by the  European  Sellers in the conduct of the EU Wireless Sales Business and all material agreements or arrangements relating to the maintenance and support, security, disaster
recovery  management  and  utilization   (including
facilities   management  and  computer  bureau   services   agreements)  of  the
Information Technology owned or used by the European Sellers in the conduct of the EU Wireless Sales Business have been made available to Buyer pursuant to
Section 3.25 of the Stock Purchase Agreement.

         (d) All Information Technology currently used by or required to carry on EU Wireless Sales Business and fulfill the Assumed Contracts and commitments is either owned by or validly leased or licensed to one of the European Sellers or RIL.

         (e) The Information Technology owned or used by the European Sellers in the conduct of the EU Wireless Sales Business has the capacity and performance necessary to fulfill the requirements it currently performs.

         SECTION 3.10. Brokers. Except for the fees described in Section 3.10 of the EU Disclosure Schedule, which fees shall be paid by Seller and/or the European Sellers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Local Bills of Sale based upon arrangements made by or on behalf of any European Seller.

         SECTION 3.11. Material Contracts.

         (a) Section 3.11 of the EU Disclosure Schedule lists all Contracts described in clauses (i) through (xiii) below that relate primarily to the EU Wireless Sales Business to which any European Seller is a party or pursuant to which the Transferred Assets are otherwise bound and which have not, as of the date hereof, been terminated or fully performed ("MATERIAL CONTRACTS"):

                  (i) any Contracts providing for a commitment of employment or consultation services requiring payments in any one year in excess of $100,000;

                  (ii) any Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of any European Seller to engage in any business activity or compete with any Person;

                  (iii) any Contracts pursuant to which any Lien (other than Permitted Liens) has been imposed on any Transferred Assets;

                  (iv) any Contracts  (other than this Agreement)  providing for
         (i) the future disposition or acquisition of any of the Transferred Assets, other than dispositions or acquisitions in the ordinary course of business of Inventory or of assets having a fair market value of $50,000 or less, and (ii) any merger or other business combination involving the EU Wireless Sales Business;

                  (v) any Contract the terms of which include express provisions regarding confidentiality;

                  (vi) any Contract for the lease of personal property or Equipment constituting a Transferred Asset to or from any Person which provides for lease payments in excess of $100,000 per year;

                  (vii) any Contract (other than this Agreement) that limits or contains restrictions on the ability of any of the European Sellers to incur or suffer to exist any Lien, to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination and which are included as Assumed Liabilities;

                  (viii) any other Contracts (excluding outstanding warranty obligations of the European Sellers) that (A) involve the payment, pursuant to the terms of any such Contract, (1) by any European Seller of more than $50,000 annually or (2) to any European Seller of more than $200,000 annually and (B) cannot be terminated within ninety (90) days after giving notice of termination without resulting in any material cost or penalty to the applicable European Seller;

                  (ix) any Contract concerning the issuance of a permit, franchise or license which is material to the EU Wireless Sales Business requiring an annual payment of $100,000 or more in fees, royalties or otherwise by any of the European Sellers;

                  (x) any Contract the particulars of which are required to be furnished to any competition or regulatory authority and any undertaking that has been given or order made pursuant to any competition legislation or in response to any request for information or statement of objection from any Governmental Authority;

                  (xi) any bid, tender, proposal or offer which, if accepted, will result in any of the European Sellers becoming a party to any agreement or arrangement in which the aggregate payments to be received by the relevant European Seller would exceed $500,000;

                  (xii) any Contract not  otherwise  described in any of clauses
         (i) through (xi) above under which the consequences of a default or termination could reasonably be expected to have Seller Material Adverse Effect;

                  (xiii)  any  material   amendment  to  any  of  the  Contracts
         described in this Section 3.11.

         Seller has delivered or made available to Buyer a true, correct and complete copy of each such Material Contract.

         (b) Each Material Contract is legal, valid, binding and enforceable by and against the European Seller party thereto in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy or other laws affecting creditors' rights, or by general equity principles, and is in full force and effect on the date hereof. Such Material Contracts are fully performable by each of the European Seller party thereto in accordance with their terms. Each of the European Sellers party thereto has performed all material obligations required to be performed by it to date under each such Material Contract, and is not in material default under any such Material Contract. No event has occurred which, with due notice or lapse of time or both, would constitute a material default under any such Material Contract. To the Knowledge of Seller, no other party to any such Material Contract is in material default of any Material Contract and no event has occurred which, with due notice of lapse of time or both, would constitute such a default, and otherwise there are no grounds for the termination or cancellation of such Material Contract by any of the European Sellers party thereto.

         SECTION 3.12. Title to Assets and Continued Operation.

         (a) Upon consummation of the transactions contemplated by this Agreement, subject to obtaining any required third party consents, the European Sellers will have sold, assigned, transferred and conveyed to the relevant European Buyer, and the relevant European Buyer will have acquired from the relevant European Seller, good and marketable title to all of the Transferred Assets owned by such European Seller, free and clear of all Liens, other than Permitted Liens.

         (b) All of the property, assets, and rights included in the Transferred Assets, together with the rights provided under the Transition Services Agreement, are sufficient for the relevant European Buyer to continue to operate the EU Wireless Sales Business in the same manner as it is currently conducted (except with respect to the European Sellers' use of the Sublicensed Names in their legal or trading name) and to perform the services of the EU Wireless Sales Business, including in accordance with all of the requirements of the Assumed Contracts in effect on the Closing Date.

         (c) Maintenance contracts are in force for each Transferred Asset that is normal to have maintained by independent or specialist contractors and for each Transferred Asset which any of the European Sellers is obliged to maintain or repair under a leasing or similar agreement, except as would not have a Seller Material Adverse Effect. Such Transferred Assets have been regularly maintained in accordance with safety regulations required to be observed in relation to them and the provisions of any applicable agreement.

         SECTION 3.13. Insurance. As of immediately prior to Closing, the assets, properties and operations of the European Sellers are insured under various policies of insurance, all of which are described in Section 3.13 of the Seller Disclosure Schedule relating to the US Asset Purchase Agreement, which discloses for each policy the risks insured against, coverage limits currently applicable and deductible amounts. All such policies are in full force and effect, no notice of cancellation has been received, and there is no existing material default, or event which with the giving of notice or lapse of time or both, would constitute a material default, by any insured hereunder. To the Knowledge of Seller, there currently is no basis for an insurance claim by any European Seller under any of such policies.

         SECTION 3.14. Inventory and Receivables.

         (a) The Inventory will be in good condition, of a quantity and quality usable in the ordinary course of the EU Wireless Sales Business and will be adequate and appropriate for the EU Wireless Sales Business as now conducted. Obsolete, discontinued, returned, overage or off-quality goods will not constitute a material part of the Inventory and will be reflected on the Closing Balance Sheet at realizable market value.

         (b) The Receivables will have been generated in the ordinary course of business and will reflect bona fide obligations for the payment of products sold by the relevant European Seller in connection with the EU Wireless Sales Business and, to the Knowledge of Seller, will be collectible, net of any reserves. The reserves with respect to the Receivables to be shown in the Closing Balance Sheet will be adequate and will have been established consistent with Past Practices.

         SECTION 3.15. Equipment. The Equipment is in good operating condition, ordinary wear and tear excepted, has been and is being used in the EU Wireless Sales Business in compliance in Applicable Law and is capable of being used for the purposes for which such Equipment is now used by the EU Wireless Sales Business.

         SECTION 3.16. Absence of Changes. Except as set forth in Section 3.16 of the EU Disclosure Schedule or as otherwise disclosed in this Agreement, since December 31, 2002, the European Sellers have conducted the EU Wireless Sales Business in the ordinary course consistent with Past Practices and, with respect to the EU Wireless Sales Business, there has not been :

         (a) any sale, lease, transfer, or assignment of any of the tangible or intangible assets of the EU Wireless Sales Business, other than sales of Inventory or services for a fair consideration in the ordinary course of business;

         (b) any Contract entered into other than in the ordinary course of business;

         (c) any acceleration, termination, modification, or cancellation of any Material Contract or other Contract;

         (d) any Lien other than a Permitted Lien created or imposed upon any of the Transferred Assets;

         (e) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) included as Transferred Assets;

         (f) any material damage, destruction, or loss (whether or not covered by insurance) to the property of the EU Wireless Sales Business, including the Transferred Assets;

         (g) any modification or change in the employment terms of any French Employee or German Employee;

         (h) any payment of any amount to any Person outside the ordinary cause of business with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) which would constitute an Assumed Liability if in existence as of the Closing;

         (i) any change by any of the European Sellers in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by any of the European Sellers of current practices with regard to sales, expenses, assets and liabilities;

     (j) any material change in the practices of pricing or discounting for sales of finished goods, ordering supplies and raw materials, shipping finished goods, accepting returns or honoring warranties, invoicing customers and collecting debts;

         (k) any deliveries or performance of services by any of the European Sellers in connection with its backlog of orders other than in the ordinary course or as otherwise provided under the terms of any Assumed Contract with respect to such backlog;

         (l) any threat or notification, orally or in writing, by one or more of the distributors, customers or suppliers who, individually or in the aggregate, are material to the EU Wireless Sales Business of an intention to terminate or materially alter their respective business relationships or Assumed Contracts, nor has any such termination or material alteration of such relationships or Assumed Contracts occurred; or

         (m) any Contract by any of the European Sellers with respect to any of the foregoing.

         SECTION 3.17. Product Warranties, Defects and Liabilities. There exists no pending or, to the Knowledge of Seller, threatened action, suit, inquiry, proceeding or investigation by or before any Governmental Authority relating to any product alleged to have been manufactured, distributed or sold by any of the European Sellers to others in connection with the EU Wireless Sales Business, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty and there exists no latent defect in the design or manufacture of any products of the EU Wireless Sales Business designed or manufactured since November 2, 2001 or, to the Knowledge of Seller, prior to such date. There exists no pending or, to the Knowledge of Seller, threatened product liability or warranty claims relating to the EU Wireless Sales Business, except to the extent to be reserved for on the face of the Closing Balance Sheet, and to Knowledge of Seller, there is no reasonable basis for any such suit, inquiry, action, proceeding, investigation or claim.
Section 3.17(ii) of the EU Disclosure Schedule includes copies of the standard terms and conditions of sale or lease of the products and services of the EU Wireless Sales Business (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth in Section 3.17(iii) of the EU Disclosure Schedule, none of the European Sellers has provided any express product or service warranties relating to the EU Wireless Sales Business.

         SECTION 3.18.  Affiliate  Transactions.  Except as set forth in Section
3.18 of the EU Disclosure Schedule (a) with regard to the EU Wireless Sales Business, none of the European Sellers is, or has been, a party to or bound by any Contract with any of its Affiliates, other than on arms-length terms which are no less favorable to such European Seller than those which could be obtained with a third party which is not an Affiliate and (b) no Affiliate of any of the European Sellers owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is a Transferred Asset.

         SECTION 3.19.  Distributors, Customers and Suppliers.
                        -------------------------------------

         (a) Section 3.19(a) of the EU Disclosure Schedule sets forth a complete and accurate list (with dollar volumes included) of each of the European Sellers' (i) ten largest distributors (by dollar volume) of the products and services of the EU Wireless Sales Business during the twelve (12) month period ended December 31, 2002; (ii) ten largest customers (by dollar volume) of the products of the EU Wireless Sales Business during the twelve (12) month period ended December 31, 2002; and (iii) ten largest suppliers (by dollar volume) of materials or services to the EU Wireless Sales Business during the twelve (12) month period ended December 31, 2002.

         (b) Except as described in Section 3.19(b) of the EU Disclosure Schedule, there are no Contracts relating to the EU Wireless Sales Business to which any European Seller is a party under the terms of which (i) any of the European Sellers is obligated to purchase any product or services from, or sell any product or services to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers; or (ii) any other Person may be similarly obligated to any of the European Sellers.

         SECTION 3.20. Illegal Payments. None of the European Sellers nor any of their respective directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law, or might subject the European Buyer to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Seller Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 3.21. Books and Records. The books and all corporate (including minute books and stock records books) and financial records of EU Wireless Sales Business are complete and correct in all material respects and have been maintained in accordance with sound business practices and Applicable Law and other requirements.

         SECTION 3.22. Disclosure. The representations and warranties contained in this Article 3 (including the EU Disclosure Schedule and any other schedules and exhibits required to be delivered by Seller or the European Sellers to the Buyer or the European Buyers pursuant to this Agreement or any relevant Local Bill of Sale) and any certificate furnished or to be furnished by Seller or any European Seller to Buyer or any European Buyer pursuant to this Agreement or the Local Bill of Sale do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made and taking into account the express limitations set forth in each such representation and warranty, in order to make such representations and warranties not misleading.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 4.1. Organization. Each European Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each European Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which any property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Buyer Material Adverse Effect (as defined below). The term "BUYER MATERIAL ADVERSE

EFFECT" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the business, operations or financial condition of the Buyer and the European Buyers (taken as a whole) or would materially impair the ability of the Buyer to consummate or procure the consummation of the transactions contemplated hereby or any Related Agreement; provided, however, that the foregoing definition excludes the effects of changes that are generally applicable to (i) the European economy or securities markets or (ii) the world economy or international securities markets or result from the outbreak of war, other hostilities or terrorist activities.

         SECTION 4.2. Authority Relative to this Agreement. The execution, delivery and performance by the Buyer of this Agreement, the execution, delivery and performance by the European Buyers of the relevant Local Bill of Sale and relevant Employee Agreements, and the consummation of the transactions contemplated hereby and thereby, are within the corporate powers of the Buyer and such European Buyer (as the case may be) and have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms. Each Local Bill of Sale and each Employee Agreement has been duly and validly executed and delivered by the relevant European Buyer and constitutes a legal valid and binding agreement of such European Buyer in accordance with its terms.

         SECTION 4.3. Consents and Approvals: No Violations.

         (a) Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Exchange Act, state securities or "blue sky" laws, or applicable competition legislation or regulations of any foreign jurisdictions, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by (x) Buyer of this Agreement or (y) any European Buyer of the relevant Local Bill of Sale or the consummation by Buyer of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Buyer Material Adverse Effect.

         (b) Neither the execution, delivery and performance of (x) this Agreement by the Buyer or (y) any European Buyer of the relevant Local Bill of Sale, nor (z) the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of such Person, (ii) result in the violation or breach or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any terms or conditions or provisions of any material Contract to which Buyer or any European Buyer is a party or by which any of their respective properties or assets may be bound or (iii) violate any Applicable Law binding on or applicable to Buyer or any European Buyer or any of the Transferred Assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Buyer Material Adverse Effect.

         SECTION 4.4. Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to Buyer's knowledge, threatened that question the validity of this

Agreement, the Local Bill of Sale, any Related Agreements or any action to be taken by Buyer or the European Buyers in connection with such agreements or that if adversely determined, would have a Buyer Material Adverse Effect.

         SECTION 4.5. Illegal Payments. None of the European Buyers nor any of their directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law or might subject any European Seller to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Buyer Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 4.6. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission from Buyer in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any European Buyer.

         SECTION 4.7. Disclosure. The representations and warranties contained in this Article 4 (including any schedules or exhibits required to be delivered by the Buyer or the European Buyers to Seller or the European Sellers pursuant to this Agreement or the relevant Local Bill of Sale) and any certificate furnished or to be furnished by the Buyer or any European Buyer to Seller or any European Seller pursuant to this Agreement or the Local Bill of Sale do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made and taking into account the express limitations set forth in each such representation and warranty, in order to make such representations and warranties not misleading.

                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1. Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties agrees to use its commercially reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) contesting any legal proceeding challenging the transactions contemplated hereby, and (b) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 5.2. Public Announcements. The Buyer and Seller shall consult with each other before issuing any press releases or otherwise making any public statements on the Closing

Date with respect to this Agreement or the transactions contemplated hereby, and the Buyer shall procure that none of the European Buyers shall, and Seller shall procure that none of the European Sellers shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by Applicable Law or applicable stock exchange rule or any listing agreement of any party hereto, the European Sellers or the European Buyers.

         SECTION 5.3. Removal of Transferred Assets. The parties hereby agree that, at the request of Buyer and at Buyer's sole cost and expense, Seller shall be responsible for procuring the removal of all of the Transferred Assets from each premises occupied or used by any of the European Sellers in connection with the operation of the EU Wireless Sales Business. Notwithstanding the foregoing, Seller's obligations shall be limited to the removal of the Transferred Assets from such premises to the agreed point of delivery being the vehicles employed by Buyer or the relevant European Buyer for the transportation of the Transferred Assets from the relevant European Seller's premises to whatever location or locations Buyer or the relevant European Buyer so chooses. Buyer shall or shall procure, as promptly as practicable but in any event within 15 Business Days following the Closing Date, the foregoing requests are made, such requests to indicate on which day(s) the aforementioned transportation vehicles will be available for loading. Buyer shall fully reimburse Seller for any cost or expense incurred by the European Sellers in connection with the removal and delivery of the Transferred Assets, but shall have no other liability to Seller with respect to the removal of the Transferred Assets from the European Seller's premises.

         SECTION 5.4. Signage and Labels. Buyer will remove or procure the removal of the names "Racal," "RIG" or "Thales" (other than the Sublicensed Names) from all Transferred Assets and other items related to the EU Wireless Sales Business as soon as practicable but in any event within three (3) months after the Closing Date. Neither Buyer nor any European Buyer may use publicly any business records without first removing or obliterating all portrayals or references to any of the aforementioned names or any of any of the European Sellers' trade names, trademarks or service marks (other than the Sublicensed Names) unless the applicable European Seller's consents prior to such usage.

         SECTION 5.5. Expenses. Each of the parties shall bear its and its Affiliates' own expenses incurred in connection with this Agreement, the Local Bills of Sale and the transactions contemplated hereby and thereby and in connection with all obligations required to be performed by such party under this Agreement, the Local Bills of Sale and the Employee Agreements.

         SECTION 5.6. Certain Other Covenants. If, following the Closing, it is necessary that Buyer or any of Seller or the European Sellers obtain additional information relating to the EU Wireless Sales Business prior to the Closing Date in order to properly prepare documents or reports required to be filed with Governmental Authorities or financial statements, and such information is within the other party's possession, Buyer or any of the European Buyers, as applicable, will (at the requesting party's sole reasonable cost and expense) furnish or cause its representatives to furnish such information to the other party. Such information shall include, without limitation, all agreements between any of the European Sellers and any Person relating to the EU Wireless Sales Business.

         SECTION 5.7. Damages. Except as otherwise expressly provided in this Agreement or in the relevant Local Bill of Sale, the parties agree that remedies in the Master Indemnification Agreement shall be the exclusive remedies of the parties with respect to any and all matters covered by this Agreement.

                                    ARTICLE 6
                                   TAX MATTERS

         SECTION 6.1. Taxes. Buyer shall pay or procure the payment of all transfer Taxes resulting from the transactions contemplated by this Agreement.

         SECTION 6.2. Cooperation. Buyer and Seller shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable periods relating to Taxes. Each of Buyer and Seller recognizes that Buyer and Seller may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by any European Seller or European Buyer, respectively, to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Seller and Buyer agree to procure that, (a) records are properly retained and maintained such records until such time as Buyer and Seller agree in writing that such retention and maintenance is no longer necessary and (b) to allow the other party and its agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party or its representatives may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the expense of the requesting party.

         SECTION 6.3. Allocation of Taxes. All real and personal property taxes and similar ad valorem obligations levied with respect to the Transferred Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the period on and prior to the Closing Date ("PRE-CLOSING TAX PERIOD") and the number of days of such taxable period included in the period commencing after the Closing Date (the "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Within a reasonable period after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.3, together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for personal property taxes relating to the Transferred Assets, part or all of which are attributable to the
Post-Closing Tax Period, and shall promptly deliver such bill to Buyer, and Buyer shall pay the same to the appropriate taxing authority, provided that if such bill covers any part of the Pre-Closing Tax Period, Seller shall also remit to Buyer prior to the due date of assessment payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 6.3, the other party shall make such reimbursement promptly, but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 6.3 and not made within ten (10) days after delivery of the statement shall bear interest at the rate of four percent (4%) per annum for each day until paid.

                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.1. Entire Agreement; Assignment; Amendments and Waivers.

         (a) This Agreement (including the EU Disclosure Schedule, the Local Bills of Sale and the Employee Agreements together with schedules and exhibits thereto), and the Related Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         (b) This Agreement and the Local Bills of Sale may not be assigned by operation of law or otherwise without the written consent of the other party; provided, however, that Seller may assign any or all of its rights and obligations under this Agreement to any Qualified Defense Buyer.

         (c) This Agreement may not be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may not be waived, except by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by the any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         SECTION 7.2. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 7.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

         if to Buyer;         Aeroflex Incorporated
                              35 South Service Road
                              Plainview, New York  11803
                              Telecopier:  (516) 694-4823
                              Attention:  Michael Gorin, President

         with a copy to:      Kramer, Coleman, Wactlar & Lieberman, P.C.
                              100 Jericho Quadrangle
                              Jericho, York, NY 11753
                              Telecopier:  (516) 822-4824
                              Attention:  Edward S. Wactlar, Esq. or Nancy D.
                              Lieberman,
                              Esq.

         if to Seller to:     Racal Instruments Group Limited
                              29/31 Cobham Road
                              Ferndown Industrial Estate
                              Winborne, Dorset BH217PF
                              Telecopier:  +441202870810
                              Attention:  Doug McGinn

         with copies to:      J.F. Lehman & Company
                              450 Park Avenue, Sixth Floor
                              New York, NY 10022
                              Telecopier:  (212) 634-1153
                              Attention:  Stephen L. Brooks

                              Thomas Weisel Capital Partners
                              One Montgomery Street
                              Pacific Telesis Tower, 37th Floor
                              San Francisco, California 94101
                              Telecopier:  (415) 364-7109
                              Attention:  William Bunting

         and

                              Gibson, Dunn & Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles CA 90071
                              Telecopier:  (213) 229-6537
                              Attention:  Kenneth M. Doran, Esq.

                              Gibson, Dunn & Crutcher LLP
                              2029 Century Park East
                              Los Angeles CA 90067
                              Telecopier:  (310) 552-7038
                              Attention:  Mark S. Lahive, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 7.4. Governing Law, Forum Selection, Jurisdiction.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard or giving effect to the principles of conflicts of law thereof.

         (b) Each party agrees that any action, proceeding or claim it commences against the other party pursuant to this Agreement or any Related Agreement shall be brought in the United States District Court for the Southern District of New York, in New York, New York (or if subject matter jurisdiction is lacking in such court, the jurisdiction of the New York Supreme Court for the County of New York). Each party irrevocably and unconditionally commits to the in personam jurisdiction of such Court and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party. In any suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 7.3 hereof. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

         SECTION 7.5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF, OR THEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.8. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Seller or Buyer or any officer, director, employee, agent, representative or investor of any party hereto, except in the event of actual fraud by such Person.

         SECTION 7.9. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 7.10. Disclosure Generally. If and to the extent any information required to be furnished in any section of the EU Disclosure
Schedule is contained in this Agreement or disclosed in any section of the EU Disclosure Schedule, such information shall be deemed to be included in any other section of the EU Disclosure Schedule to the extent that such disclosure is specifically identified in such other section. The inclusion of any information in any section of the EU Disclosure Schedule shall not be deemed to be an admission or acknowledgement by the European Sellers, in and of themselves, that such information is material to or outside the ordinary course of the business of the European Sellers.

         SECTION 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                                    RACAL INSTRUMENTS GROUP LIMITED



                                    By:/s/C. Alexander Harman
                                       -----------------------------------------
                                       Name:  C. Alexander Harman
                                       Title: Vice President and Assistant
                                              Secretary




                                    AEROFLEX INCORPORATED



                                    By:/s/Michael Gorin
                                       -----------------------------------------
                                       Name:   Michael Gorin
                                       Title:  President


                 Signature Page to EU Asset Purchase Agreement

                                   SCHEDULE 1

                               KNOWLEDGE OF SELLER

Peter Connell

Michael Kenyon

Geoff Smith

Danny Shaw


                                  Schedule 1-1

                                   SCHEDULE 2

                               FRENCH BILL OF SALE




                                  Schedule 2-1

                                   SCHEDULE 3

                               GERMAN BILL OF SALE




                                  Schedule 3-1

                                   SCHEDULE 4

                              ITALIAN BILLS OF SALE




                                  Schedule 4-1